SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 16, 2004






                         CNL RETIREMENT PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



           Maryland                     000-32607               59-3491443
 (State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)


                450 South Orange Avenue                     32801
                    Orlando, Florida                     (Zip Code)
        (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

Item 5.    Other Events and Required FD Disclosure.

      Reference is made to the press release dated July 16, 2004, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

       (a) Not applicable.

       (b) Not applicable.

       (c) Exhibits.

           Exhibit No. 99.1   Press Release dated July 16, 2004.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                CNL RETIREMENT PROPERTIES, INC.



Dated: July 16, 2004.           By:   /s/ Thomas J. Hutchison III
                                      -----------------------------------------
                                      THOMAS J. HUTCHISON III
                                      Chief Executive Officer

                                  EXHIBIT INDEX


       Exhibit No. 99.1.   Press Release dated July 16, 2004.

Exhibit 99.1

                                                                [LOGO]


NEWS RELEASE
For information contact:
Lauren Harris                 Kathleen Huff
Vice President of Marketing   Vice President of Marketing
CNL Real Estate Group, Inc.   DASCO Companies            For Immediate Release
(407) 650-1205               (561) 691-9900              ----------------------
                                                         July 16, 2004


    CNL Retirement Properties, Inc. to Acquire Interests in 28 Medical Office
                       Buildings from DASCO Companies, LLC

ORLANDO, FL - CNL Retirement Properties, Inc., the nation's third-largest real estate investment trust in the health care industry, today announced it has entered into an agreement to acquire interests in 28 medical office buildings for approximately $232 million from affiliates of DASCO Companies, LLC ("DASCO").

The properties are located in Arizona, California, Colorado, Florida, Georgia, Illinois, Kentucky, Mississippi and Texas with a combined total of 322 tenants and approximately 1.4 million square feet. DASCO will continue to provide development, leasing and management services for the 28 properties. In addition, CNL has an option to acquire a significant interest in the company and participate in new business opportunities.

"This strategic opportunity will enable us to add 28 quality medical office buildings to our growing health care portfolio, further leveraging our diversification in this emerging real estate sector," said Stuart J. Beebe, executive vice president and chief financial officer of CNL Retirement Properties, Inc. "We are especially pleased to be partnering with DASCO, a company that possesses experienced leadership and shares CNL's strong commitment to the health care industry."

DASCO Chairman Jim Heistand said, "We filed an S-11 with the SEC to go public, however, after our discussions with CNL, we realized that DASCO and CNL share the same values and focus on relationships. We believe this transaction with CNL is in the best interests of our clients, investors and the company going forward, and upon closing the transaction, DASCO will withdraw its registration statement."

The acquisition is subject to customary closing conditions, and there are no assurances that all of the closing conditions will be satisfied or that these facilities will be acquired by CNL Retirement Properties, Inc.

                                    - More -

CNL to Acquire Interests in 28 Medical Office Buildings from DASCO, page 2

About CNL Retirement Properties, Inc.
CNL Retirement Properties, Inc. is an affiliate of CNL Financial Group, Inc., and owns a portfolio of 165 properties in 30 states in the seniors' housing and medical office building sectors. Headquartered in Orlando, Fla., CNL Financial Group, Inc. is one of the nation's largest privately held real estate investment and finance companies. Founded in 1973, CNL Financial Group, Inc. and the entities it has formed or acquired have over $16 billion in assets - including $3 billion managed for third-party investors - and have interests in more than 4,700 properties across North America. For additional information, please visit www.cnlonline.com.
      -----------------

About DASCO Companies, LLC
DASCO Companies, founded in 1989, is a full service medical real estate development and acquisition firm. In 1999, Jim Heistand, Lehman Brothers, and the existing senior management team of DASCO (Malcolm Sina, CEO, and Jim Galgano, President) acquired the DASCO operating company and proceeded to grow the company to what it is today. DASCO Companies has 56 employees across the US. Their corporate headquarters are in Palm Beach Gardens, FL; regional offices are in Orlando, FL; Chicago, IL; Dallas, TX; Los Angeles, CA; Scottsdale, AZ and Jackson, MS. For additional information, please visit www.dascomed.com.
                                                      ----------------

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.